UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2020

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Akron, Ohio	44305
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (330) 753-4511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Amendment to Credit Agreement
On January 31, 2020, Babcock & Wilcox Enterprises, Inc. (“we”, “our” or the “Company”) entered into Amendment No. 20 to the Credit Agreement, dated May 11, 2015 (as amended to date, the “Credit Agreement”) with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto. Amendment No. 20 provides (i) $30 million of additional commitments from B. Riley FBR, Inc. (together with its affiliates, “B. Riley”) under Tranche A-4 last out term loans and (ii) incremental Tranche A-5 last out term loans extended prior to maturity of the term loan facility in the Credit Agreement in the event certain customer letters of credit are drawn.  The proceeds from the Tranche A-4 last out term loans may be used to repay revolving credit loans, for working capital and general corporate purposes, and to reimburse certain expenses of B. Riley as specified by Amendment No. 20.  The terms of the Tranche A-4 and Tranche A-5 last out term loans are the same as the terms for the Company's currently outstanding last out term loans under the Credit Agreement. In connection with Amendment No. 20, the Company will pay $3.3 million of amendment fees.
Amendment No. 20 also, among other things, (i) modifies the definition of EBITDA in the Credit Agreement to, among other things, include add-backs for up to $5 million of business restructuring expenses during the period from January 1, 2020 to January 1, 2022 and for all restructuring-related professional fees and expenses, (ii) sets the current sub-limit on borrowings under the revolving credit facility portion of the Credit Agreement at $205 million, (iii) adds a new event of default for any amendment, supplement, waiver or modification of, or certain breaches and defaults under, the Backstop Commitment Letter (as defined and described below) and (iv) removes the covenant with regard to corporate action milestones.
Agreement to Further Amend and Restate the Credit Agreement by May 2020
Pursuant to Amendment No. 20, the Company and the lenders also agreed upon a term sheet pursuant to which the Company would undertake a refinancing transaction on or prior to May 11, 2020 (the “Refinancing”) and the Company and the lenders would amend and restate the Credit Agreement on the terms, among others, specified below (as amended and restated, the “Amended and Restated Credit Agreement”).  Pursuant to this term sheet, the Refinancing will consist of, among other things, the following:

•	At least $200 million of new debt or equity financing upon the effectiveness of the Amended and Restated Credit Agreement,

•	All debt relating to the Refinancing (including the continuation of any existing term loans under the Credit Agreement) may not exceed $275 million in aggregate principal amount,

•
All debt relating to the refinancing must be issued on the same terms as the term loans under the Credit Agreement, provided that (i) the maturity date of such debt shall be six months after January 1, 2022, (ii) the interest on such debt may not exceed 12% per annum and (iii) the aggregate cash interest expense (as defined in the Credit Agreement) of such debt may not exceed $6 million in any fiscal quarter, and

•	Certain disqualifying stock instruments may not be issued.
The proceeds of the Refinancing must be used to repay in full the Company’s then-existing revolving credit loans and to refinance certain existing term loans.  Following the Refinancing, the Amended and Restated Credit Agreement will establish a new revolving credit facility that will be limited to $195 million, with $30 million available for revolving credit loans for working capital purposes and $165 million available solely for existing and new letters of credit (with financial letters of credit being capped at $35 million), that will mature on January 1, 2022.  Upon consummation of the Refinancing, the Company must pay an aggregate $7 million of amendment fees and outstanding deferred fees under the Credit Agreement, with $8.9 million of fees being waived and an aggregate $9.5 million of fees being deferred as detailed in Amendment No. 20.

Following the Refinancing, all revolving credit loans under the Amended and Restated Credit Agreement will bear interest at a rate of LIBOR plus 5.00% or the base rate (as defined in the Credit Agreement) plus 4.00%, all letters of credit will bear interest at a rate of 4.00%, and cash collateralized letters of credit will bear interest at a rate of 1.50%.  Collateral, representations and warranties and events of default under the Amended and Restated Credit Agreement will remain consistent with the collateral, representations and warranties and events of default under the Credit Agreement.  Affirmative and negative covenants under the Amended and Restated Credit Agreement will be substantially consistent with the affirmative and negative covenants under the Credit Agreement, except that, among other changes, (i) covenants requiring a consultant and chief implementation officer will be deleted, (ii) a third party letter of credit basket of up to $50 million will be added, (iii) a cash dividend of up to $6 million per fiscal quarter will be permitted in certain circumstances, (iv) certain covenants for charges related to the Vølund loss projects will be removed, (v) the minimum required liquidity will be increased from $30 million to $40 million, (vi) certain interest coverage and leverage covenant levels will be reset based on Company projections.  As part of the Refinancing, the size of the Company’s board of directors may also be reduced to 5 members, with B. Riley retaining the ability to appoint 2 members.
Backstop Commitment Letter
On January 31, 2020, the Company also entered into a letter agreement with B. Riley (the "Backstop Commitment Letter") pursuant to which B. Riley agreed to fund any shortfall in the $200 million of new debt or equity financing required as part of the terms of the Refinancing to the extent such amounts have not been raised from third parties. If B. Riley is called upon to fund such a shortfall, the terms of such debt or equity financing will comply with the terms of the Refinancing described above.
Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses. Certain term loan lenders under the Credit Agreement, including B. Riley, are also significant shareholders of the Company and party to various agreements pursuant to which they have various rights with regard to their shareholdings and our governance, as we have previously disclosed in our public reports. B. Riley is also party to a consulting agreement with the Company as previously disclosed in our periodic reports.
The foregoing descriptions of Amendment No. 20 to the Credit Agreement and the Backstop Commitment Letter do not purport to be complete and are qualified in their entirety by reference to Amendment No. 20 to the Credit Agreement and the Backstop Commitment Letter, copies of which is filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
On February 3, 2020, the Company issued a press release announcing the amendments to the Credit Agreement discussed in Item 1.01 above, as well as certain expectations with regard to the Company's financial performance during the fourth quarter of 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information described in Item 1.01 above relating to the Amendment is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*
Amendment No. 20, dated January 31, 2020, to Credit Agreement, dated as of May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Backstop Commitment Letter, dated January 31, 2020, between Babcock & Wilcox Enterprises, Inc. and B. Riley FBR, Inc.
99.1	Press Release, dated February 3, 2020.

*
The Company has omitted certain information contained in this exhibit pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the Company.

Forward-Looking Statements
The Company cautions that this report contains forward-looking statements, including, without limitation, statements relating to the timing and terms of further anticipated amendments to, and the anticipated terms and timing of a refinancing of, the Credit Agreement. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to complete any anticipated refinancing on the timeline and terms we expect, if at all; our ability to continue as a going concern; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy or, if required, obtain waivers of the requirements under the Credit Agreement; our ability to refinance the Credit Agreement in a timely manner, if at all; our ability to obtain waivers of required pension contributions; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund & Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our SPIG and Vølund & Other Renewable segments; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and the other factors specified set forth under "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

February 3, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer and Duly Authorized Representative)